Exhibit 23.1


                          INDEPENDENT AUDITOR'S CONSENT


We consent to the incorporation by reference in Registration Statement No. 333-95701 of Enova Systems, Inc. on Form S-8/S-3 and Registration Statement Nos. 333-85308 and 333-96829 on Forms S-1/A of our report, dated March 25, 2004, appearing in this Annual Report on Form 10-K/A of Enova Systems, Inc. for the year ended December 31, 2003.


SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Los Angeles, California
June 21, 2004